UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 17, 2018

NetApp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1395 Crossman Avenue Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)

(408) 822-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

On May 23, 2018, NetApp, Inc. (“NetApp” or the “Company”) issued a press release reporting financial results for the fourth quarter and year ended April 27, 2018. The press release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this report, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Fiscal 2019 Compensation

On May 17, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of NetApp, Inc. (the “Company”) approved the fiscal year 2019 (“FY 19”) terms of cash compensation for the named executive officers identified below in the amounts reflected below:

Named Executive Officer	FY 19 Salary (1)	FY 19 Target Incentive Compensation Award (2) (3)
George Kurian Chief Executive Officer and President	$925,000 (4)	170%
Ronald J. Pasek Executive Vice President and Chief Financial Officer	$600,000	110%
Henri Richard Executive Vice President, Worldwide Field and Customer Operations	$600,000	110%
Joel D. Reich Executive Vice President, Product Operations	$524,000	110%
Matthew K. Fawcett Senior Vice President, General Counsel and Secretary	$538,000	80%

(1)	Effective April 28, 2018.
(2)

Expressed as a target percentage of base salary.  Incentive compensation for the Company’s named executive officers will be established pursuant and subject to the terms of the Company’s Executive Compensation Plan, as amended by the Company to reflect the elimination of the exception for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.

(3)	All target incentive compensation awards are unchanged from fiscal year 2018.
(4)	Mr. Kurian’s salary is unchanged from fiscal year 2018.

Performance-Based Restricted Stock Units

On May 17, 2018, the Committee approved terms of performance-based restricted stock units that are expected to be granted and become effective in June 2018 under one of two forms of Restricted Stock Unit Agreement (Performance-Based) (each, a “PBRSU Agreement” and together, the “PBRSU Agreements”).  The two forms of PBRSU Agreement are substantially similar except for the inclusion of the applicable performance metric in the applicable PBRSU Agreement.  The PBRSU Agreements have terms that are substantially consistent with the terms contained in the form of Restricted Stock Unit Agreement (Performance-Based) included as an exhibit to the Company’s Form 8-K filed on June 26, 2015 (the “Original Agreement”), subject to the following changes:

•

The performance period will be three years, subject to earlier termination under circumstances described in the PBRSU Agreement, and such circumstances are consistent with the provisions of the Original Agreement.

•

50% of the target number of RSUs will become eligible to vest based upon the Company’s Total Stockholder Return (as such term is defined in the applicable PBRSU Agreement) as compared to the total stockholder return of certain benchmark peers of the Company and not, as provided in the Original Agreement, as compared to the total stockholder return of companies listed in an index.  The performance level necessary to achieve the maximum level of achievement for this performance metric and the percentage of RSUs that become eligible to vest upon satisfying the threshold target for this performance metric have been revised from the values shown in the Original Agreement.

•

A new performance metric has been added such that 50% of the target number of RSUs will become eligible to vest based upon the Company’s cumulative Adjusted Operating Income (as such term is defined in the applicable PBRSU Agreement) during the performance period, with a threshold, target and maximum level of achievement.

The foregoing summary of the PBRSU Agreements does not purport to be complete and is qualified in its entirety by the full text of the PBRSU Agreements, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending July 27, 2018.

Item 8.01     Other Events

Share Repurchase Authorization

On May 21, 2018, the Company clarified that share repurchases under the $4 billion share repurchase authorization approved on April 3, 2018 may be made through solicited or unsolicited transactions in the open market, in privately negotiated transactions, through accelerated share repurchase programs, pursuant to a Rule 10b5-1 plan or in such other manner as the Company’s authorized officers deem appropriate.

Item 9.01     Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated May 23, 2018, reporting earnings for the fiscal quarter and year ended April 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.
(Registrant)

May 23, 2018	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary